Exhibit 99.2

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES PARTICIPATION IN THE NINTH
ANNUAL ICR XCHANGE CONFERENCE

SUFFERN, NY - JANUARY 3, 2007 - Dress Barn, Inc. (NASDAQ - DBRN), announced today that the Company will be presenting at the 9th Annual ICR XChange Conference to be held at the St. Regis Monarch Beach Resort in Dana Point, California on Wednesday, January 10, 2007 at 4:10 p.m. EST.

The presentation will also be available via live webcast. Interested parties can access the event at www.dressbarn.com via the “Investors Relations” link. The webcast will be available for 30 days following the conference.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of December 30, 2006, the Company operated 806 dressbarn stores in 45 states and 564 maurices stores in 41 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Dress Barn, Inc. notes that the presentation scheduled for January 10, 2007 as well as certain other written, electronic and oral disclosures made by the Company may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 29, 2006 and Form 10-Q for the quarter ended October 28, 2006.

CONTACT:     Dress Barn, Inc.
Investor Relations
(845) 369-4600